UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)

Ordinary shares, par value $0.01 per share	MNK	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on July 16, 2023, Mallinckrodt plc (the “Company”) and/or certain of its subsidiaries entered into certain forbearance agreements with (a) the holders of more than 75% in principal amount of the outstanding 11.50% first lien senior secured notes due 2028 issued by certain of its subsidiaries (“2028 First Lien Notes”), (b) the holders of a majority in principal amount of each of (i) the outstanding 10.00% second lien senior secured notes due 2029 issued by certain of its subsidiaries (“2029 Second Lien Notes”) and (ii) the first lien senior secured term loans due 2027 (“Term Loans”) (and the administrative agent in respect of the Term Loans) borrowed by certain of its subsidiaries pursuant to the credit agreement, dated as of June 16, 2022, by and among the Company, certain of its subsidiaries, the lenders party thereto, Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents, and Deutsche Bank AG New York Branch, as collateral agent (“Term Loan Credit Agreement”), and (c) the lenders and agents under the ABL Credit Agreement, dated as of June 16, 2022, by and among ST US AR Finance LLC, the lenders party thereto, the L/C Issuers (as defined in the ABL Credit Agreement) party thereto and Barclays Bank plc, as administrative agent and collateral agent (“ABL Credit Agreement”) (collectively, the “Forbearance Agreement Counterparties”), pursuant to which the applicable creditors and agents, as applicable, have agreed to forbear from exercising any rights or remedies until August 15, 2023 with respect to the events of default arising from the Company’s failure to make interest payments on the 2028 First Lien Notes and 2029 Second Lien Notes, unless such forbearance agreements (which contain customary termination events) are earlier terminated in accordance with the terms thereof. For further information regarding the Company’s discussions with various stakeholders and other significant developments with respect to the Company’s funded debt obligations, see the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the Securities and Exchange Commission (“SEC”) on August 9, 2023.

On August 15, 2023, the Company entered into certain extensions to the aforementioned forbearance agreements (“Forbearance Extension Agreements”) with each of the Forbearance Agreement Counterparties, pursuant to which the applicable creditors and agents thereunder, as applicable, have agreed to forbear from exercising any rights or remedies with respect to the events of default arising from the Company’s failure to make interest payments on the 2028 First Lien Senior Notes and the 2029 Second Lien Senior Notes that were due on June 15, 2023 until August 22, 2023, unless such forbearance agreements (which contain customary termination events), as amended, are earlier terminated in accordance with the terms thereof.

Pursuant to the Forbearance Extension Agreement entered into with holders of the 2028 First Lien Notes, the Company has agreed to pay approximately $19 million, plus accrued interest thereon, representing 50% of the interest payment originally due on June 15, 2023 on the 2028 First Lien Notes (the “First Installment of the 2028 First Lien Notes Interest Payment”). The Company expects to pay the remaining amount of such interest payment, including accrued interest thereon, in connection with signing a potential restructuring support agreement. Failure by the Company to the pay the First Installment of the 2028 First Lien Notes Interest Payment to the applicable paying agent on or before August 16, 2023 is an event of termination for the related forbearance agreement under the terms of the applicable Forbearance Extension Agreement.

The Board of Directors continues to actively evaluate the Company’s financial situation and consider options, and the Company is actively engaged in advanced discussions with various stakeholders. These discussions contemplate entering into a restructuring support agreement with various stakeholders that would include, among other things, the Company’s initiating Chapter 11 proceedings under the U.S. Bankruptcy Code or analogous foreign bankruptcy or insolvency laws. The contemplated Chapter 11 proceedings would cause the Company’s ordinary shares to be canceled, which would result in no recovery for holders of its ordinary shares. There can be no assurance the Company will reach an agreement in a timely manner, or at all, on terms of a restructuring support agreement that the Board of Directors would support. The Company expects to continue its current operations without material interruption and work with its business partners as usual during the course of these discussions and any potential restructuring.

The foregoing summary of the Forbearance Extension Agreements does not purport to be complete and is qualified in its entirety by reference to each of the Forbearance Extension Agreements, which are filed as exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On August 15, 2023, the Opioid Master Disbursement Trust II (“Trust”) provided written notice that it was further extending the due date of the $200.0 million installment payment originally due on June 16, 2023 (“Opioid Deferred Cash Payment”) pursuant to the opioid deferred cash payments agreement from August 15, 2023 to August 22, 2023. The Company recognizes the important role of the Trust in helping to address the nation’s opioid crisis and fund addiction treatment and related efforts. Under the opioid deferred cash payments agreement, which was originally entered into by the Company and the Trust upon the Company’s emergence from bankruptcy on June 16, 2022 (“Effective Date”), the Company and certain of its subsidiaries agreed to make certain deferred payments to the Trust, including a $450 million payment that was paid on the Effective Date. For further information regarding the Company’s opioid-related litigation settlement obligations, see the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the SEC on August 9, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment to Forbearance Agreement, dated as of August 15, 2023, among Mallinckrodt International Finance S.A., Mallinckrodt CB LLC and certain holders of the 2028 First Lien Notes.
10.2	Amendment to Forbearance Agreement, dated as of August 15, 2023, among Mallinckrodt International Finance S.A., Mallinckrodt CB LLC and certain holders of the 2029 Second Lien Notes.
10.3	Amendment to Forbearance Agreement, dated as of August 15, 2023, among Mallinckrodt plc, Mallinckrodt International Finance S.A., Mallinckrodt CB LLC, certain lenders party thereto and Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents.
10.4	Amendment to Forbearance Agreement, dated as of August 15, 2023, by and among ST US AR Finance LLC, Barclays Bank plc, as administrative agent and collateral agent, and the Lenders comprising the Required Lenders signatory thereto; Acknowledgment and Release, dated as of July 16, 2023, among MEH, Inc., Ino Therapeutics LLC, Mallinckrodt ARD LLC, Mallinckrodt APAP LLC, SpecGX LLC and Therakos, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statements Related to Forward-Looking Statements

Statements in this Current Report that are not strictly historical, including statements regarding the Board’s ongoing evaluation and consideration of alternatives and related actions and discussions, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the possibility of entering into a restructuring support agreement; the Company’s operations and work with its business partners during the course of its ongoing discussions and any potential restructuring support agreement; changes in the Company’s business strategy and performance; the Company’s ability to access the capital markets now or in the future; the liquidity, results of operations and businesses of the Company and its subsidiaries; the effects of the Company’s determination to make or not to make certain payments due to certain of its creditors; the possibility that the Company and/or certain of its subsidiaries voluntarily initiate proceedings under Chapter 11 of the U.S. Bankruptcy Code or foreign bankruptcy or insolvency laws and the potential effects of the initiation of such proceedings and the resulting bankruptcy or insolvency process on the Company’s liquidity, results of operations and business; governmental investigations and inquiries, regulatory actions and lawsuits; actions taken by third parties, including the Company’s creditors, the Trust and other stakeholders; court actions; the Company’s ability to achieve expected benefits from its prior restructuring activities; the Company’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; the Company’s ability to generate sufficient cash to service indebtedness; restrictions on the Company’s operations contained in the agreements governing the Company’s indebtedness; the impact of Irish laws; and the risks, uncertainties and factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, as filed with the SEC and available on the Company’s website at http://www.mallinckrodt.com and http://www.sec.gov.

The forward-looking statements made herein speak only as of the date hereof and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

Date:	August 15, 2023	By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary